UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 2009

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Plan

On June 16, 2009, the Compensation Committee of the Board of Directors of First Mariner Bancorp (the “Corporation”) increased the annual salary of Mark A. Keidel, the Corporation’s President and Chief Operating Officer, to $235,000 (previously $193,500), increased the annual salary of Robert P. Warr, Chief Risk Officer and Executive Vice President, to $175,000 (previously $100,000), and confirmed the previously-announced $150,000 annual salary of Paul B. Susie, Chief Financial Officer.  The Compensation Committee additionally granted a vehicle allowance to Mr. Susie in the amount of $500 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: June 18, 2009	By:	/s/ Mark A. Keidel
Mark A. Keidel President/Chief Operating Officer